Exhibit 5.1

June 26, 2025

Globa Terra Acquisition Corporation
Homero 109, Despacho 1602, Polanco
Ciudad de Mexico, Mexico, 11560

Re:	Globa Terra Acquisition Corporation Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as United States counsel to Globa Terra Acquisition Corporation, a Cayman Islands exempted company (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of the Registration Statement on Form S-1 (File No. 333-286585) of the Company (as amended through the date hereof, the “Registration Statement”), including a related prospectus filed with the Registration Statement (the “Prospectus”) relating to the proposed underwritten public offering of up to 17,499,550 units of the Company (the “Units”) (which includes up to 2,282,550 Units that may be issued and sold pursuant to the exercise of an over-allotment option described in the Registration Statement), with each Unit consisting of:

(i)
one Class A ordinary share of the Company, par value $0.0001 per share (“Ordinary Shares,” and the Ordinary Shares underlying the Units, the “Shares”);

(ii)
three-fourths of one redeemable warrant of the Company (each whole warrant, a “Warrant”), with each Warrant entitling the holder to purchase one Ordinary Share, to be issued under a Warrant Agreement (the “Warrant Agreement”) to be entered into by the Company and Odyssey Transfer and Trust Company, as warrant agent (in such capacity, the “Warrant Agent”); and

(ii)
one right (“Right”) to receive one-tenth (1/10) of an Ordinary Share upon the consummation of an initial business combination, to be issued under a Rights Agency Agreement (the “Rights Agency Agreement”) to be entered into by the Company and Odyssey Transfer and Trust Company, as rights agent (in such capacity, the “Rights Agent”);

pursuant to the terms of an underwriting agreement (the “Underwriting Agreement”) to be executed by and between the Company and D. Boral Capital LLC, as representative of the underwriters (the “Underwriters”).

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion letter, we have examined and relied upon the Registration Statement, the Prospectus, the form of Underwriting Agreement, the form of the Warrant Agreement and the form of the Rights Agency Agreement, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. In addition to the foregoing, we have examined and relied upon the accuracy of the opinion letter of Maples and Calder (Cayman) LLP, Cayman Islands counsel for the Company, dated the date hereof and filed as Exhibit 5.2 to the Registration Statement (the “Maples Opinion”) and made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

Globa Terra Acquisition Corporation
June 26, 2025

In such examination and in rendering the opinions expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us; (ii) the legal capacity, competency and authority of all persons or entities executing all agreements, instruments, corporate records, certificates and other documents submitted to us; (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iv) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to the originals thereof, and that such originals are authentic and complete; (v) other than the Company and to the extent that New York Law applies, all agreements, instruments, corporate records, certificates and other documents have been duly authorized, executed and delivered by all parties thereto; (vi) that no documents submitted to us have been amended or terminated orally or in writing; (vii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct on and as of the date hereof; (viii) that the Company is a validly existing entity in the jurisdiction of its organization, in good standing in each applicable jurisdiction and has the power and authority to execute and deliver, and to perform its obligations under, the Underwriting Agreement and the Warrant Agreement and that such execution, delivery and performance does not violate any provision of the certificate of incorporation (or equivalent formation document) of the Company; (ix) other than the Company and to the extent that New York Law applies, that the Underwriting Agreement is the valid and binding obligation of each of the parties thereto, enforceable against such parties in accordance with its terms; (x) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof; (xi) that at or prior to the time of the delivery of any Units, the Board of Directors of the Company shall have duly authorized the issuance and sale of the Units and such authorization shall not have been modified or rescinded; (xii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; (xiii) other than the Company and to the extent that New York Law applies, the Warrant Agreement to be entered into in connection with the Warrants has been duly authorized, executed and delivered by of each party thereto, and is a valid, binding and enforceable agreement of each party thereto; and (xiv) other than the Company and to the extent that New York Law applies, the Rights Agency Agreement to be entered into in connection with the Rights has been duly authorized, executed and delivered by the Rights Agent and the Company, and is a valid, binding and enforceable agreement of each party thereto.

We have also assumed, in reliance on the Maples Opinion, that (i) the Company is incorporated and validly existing under the laws of the Cayman Islands; (ii) the Company has all requisite power and authority to execute and deliver, and to perform its obligations under the certificates evidencing the Units and the Shares, the Warrants and the Rights included therein; and (iii) the certificates evidencing the Units, the Shares, the Warrants and the Rights to which the Company is a party have been duly authorized, executed and delivered by the Company under the laws of the Cayman Islands. As to all questions of fact material to this opinion letter and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation or verification) upon representations and certificates or comparable documents of officers and representatives of the Company.

Globa Terra Acquisition Corporation
June 26, 2025

Based upon the foregoing, and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1.
When the Underwriting Agreement has been duly executed and delivered by the respective parties thereto and the Units have been duly issued by the Company as contemplated by the Registration Statement and delivered to and paid for by the Underwriters pursuant to the terms of the Underwriting Agreement, the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York, except as such enforceability may be limited by (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally including, without limitation, fraudulent transfer or fraudulent conveyance laws; (ii) public policy considerations, statutes or court decisions that may limit rights to obtain exculpation, indemnification or contribution (including, without limitation, indemnification regarding violations of the securities laws and indemnification for losses resulting from a judgment for the payment of any amount other than in United States dollars); and (iii) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and the availability of equitable remedies (including, without limitation, specific performance and equitable relief), regardless of whether considered in a proceeding in equity or at law.

2.
When the Underwriting Agreement and the Warrant Agreement have been duly executed and delivered by the respective parties thereto, the Units have been validly issued, paid for and delivered in accordance with the terms of the Underwriting Agreement, and the Warrants have been duly executed by the Company and duly countersigned by the Warrant Agent in accordance with the terms of the Warrant Agreement and delivered to and paid for by the Underwriters pursuant to the terms of the Underwriting Agreement, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York, except as such enforceability may be limited by (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally including, without limitation, fraudulent transfer or fraudulent conveyance laws; (ii) public policy considerations, statutes or court decisions that may limit rights to obtain exculpation, indemnification or contribution (including, without limitation, indemnification regarding violations of the securities laws and indemnification for losses resulting from a judgment for the payment of any amount other than in United States dollars); and (iii) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and the availability of equitable remedies (including, without limitation, specific performance and equitable relief), regardless of whether considered in a proceeding in equity or at law.

3.
When the Underwriting Agreement and the Rights Agency Agreement have been duly executed and delivered by the respective parties thereto, the Units have been validly issued, paid for and delivered in accordance with the terms of the Underwriting Agreement, and the Rights have been duly executed by the Company and duly countersigned by the Rights Agent in accordance with the terms of the Rights Agency Agreement and delivered to and paid for by the Underwriters pursuant to the terms of the Underwriting Agreement, the Rights will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York, except as such enforceability may be limited by (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally including, without limitation, fraudulent transfer or fraudulent conveyance laws; (ii) public policy considerations, statutes or court decisions that may limit rights to obtain exculpation, indemnification or contribution (including, without limitation, indemnification regarding violations of the securities laws and indemnification for losses resulting from a judgment for the payment of any amount other than in United States dollars); and (iii) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and the availability of equitable remedies (including, without limitation, specific performance and equitable relief), regardless of whether considered in a proceeding in equity or at law.

Globa Terra Acquisition Corporation
June 26, 2025

Without limiting any of the other limitations, exceptions, assumptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than the laws of the State of New York as in effect on the date hereof. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof. For the avoidance of doubt, we express no opinion herein as to any federal laws of the United States of America, as to any foreign law or regulation, as to the effect or lack of effect of any foreign law or regulation on any opinion expressed herein or as to the validity or enforceability of the certificates evidencing the Units or the Shares, the Warrants or the Rights included therein (including, without limitation, the exercise of remedies thereunder) the laws of any foreign jurisdiction. We have not acted as counsel for the Company with respect to matters of Cayman Islands law, or other applicable foreign law. For the avoidance of doubt, we express no opinion herein as to any foreign law or regulation or as to the effect or lack of effect of any foreign law or regulation on any opinion expressed herein.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter. This opinion letter is rendered solely in connection with the offering of the Units. This opinion letter is rendered as of the date hereof, and we assume no obligation to advise you or any other person with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even if the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Paul Hastings LLP